Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report, dated March 31, 2013, with respect to the consolidated financial statements of Integrity Applications, Inc. and subsidiary included in the Annual Report on Form 10-K for the year ended December 31, 2012, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL
Tel Aviv, Israel
April 29, 2013